UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2013

(Exact name of registrant as specified in its charter)
Commission File Number: 000-22283
Virginia (State or other jurisdiction of incorporation)	54-1829288 (IRS Employer Identification No.)
590 Peter Jefferson Parkway, Suite 250
Charlottesville, Virginia 22911
(Address of principal offices, including zip code)

(434) 964-2211
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant's Certifying Accountant

As previously announced, on March 12, 2013, the Audit and Compliance Committee of the Board of Directors of StellarOne Corporation  (the “Company”) approved the selection of Crowe Horwath LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.   Crowe Horwath LLP has completed its standard client acceptance procedures and has been formally engaged by our Audit and Compliance Committee as our independent registered public accounting firm.

During the two years ended December 31, 2012 and from December 31, 2012 through the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf had consulted Crowe Horwath LLP with respect to any accounting or auditing issues involving the Company.  In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the consolidated financial statements, or any matter that was either the subject of a disagreement or a “reportable event” with its predecessor independent registered public accounting firm (as described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StellarOne Corporation
Date: April 10, 2013	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer